                             DECLARATION OF TRUST

                                      OF

                         INTEGRATED EQUITY PORTFOLIOS



     THE DECLARATION OF TRUST of INTEGRATED EQUITY PORTFOLIOS is made the 18th day of June, 1986 by the parties signatory hereto, as trustees (such persons, so long as they shall continue in office in accordance with the terms of this Declaration of Trust, and all other persons who at the time in question have been duly elected or appointed as trustees in accordance with the provisions of this Declaration of Trust and are then in office, being hereinafter called the "Trustees").

                             W I T N E S S E T H:
                             --------------------

     WHEREAS, the Trustees desire to form a trust fund under the laws of Massachusetts for the investment and reinvestment of funds contributed thereto; and

     WHEREAS, it is proposed that the beneficial interest in the trust assets be divided into transferable shares of beneficial interest as hereinafter provided;

     NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all money and property contributed to the trust fund to manage and dispose of the same for the benefit of the holders from time to time of the shares of beneficial interest issued hereunder and subject to the provisions hereof, to wit:

                                   ARTICLE I

                             Name and Definitions
                             --------------------

     1.1. Name. The name of the trust created hereby (the "Trust") shall be "Integrated Equity Portfolios," and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as trustees, and not individually, and shall not refer to the officers, agents, employees or shareholders of the Trust. However, should the Trustees determine that the use of such name is not advisable, they may select such other name for the Trust as they deem proper and the Trust may hold its property and conduct its activities under such other name. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name. Any such instrument shall have the status of an amendment to this Declaration.

     1.2. Definitions. As used in this Declaration, the following terms shall have the following meanings:

     The terms "Affiliated Person," "Assignment," "Commission," "Interested Person" and "Principal Underwriter" shall have the meanings given them in the 1940 Act, as amended from time to time.

     "Declaration" shall mean this Declaration of Trust as amended from time to time. References in this Declaration to "Declaration," "hereof," "herein" and "hereunder" shall be deemed to refer to the Declaration rather than the article or section in which such words appear.

     "Fundamental Policies" shall mean the investment objectives, policies and restrictions set forth in the Prospectus or Statement of Additional Information of the Trust and designated therein as policies or restrictions which may be changed only upon a vote of Shareholders of the Trust.

     "Majority Shareholder Vote" means the vote of the holders of: (i) a majority of Shares represented in person or by proxy and entitled to vote at a meeting of Shareholders at which a quorum, as determined in accordance with the By-Laws, is present and (ii) a majority of Shares issued and outstanding and entitled to vote when action is taken by written consent of Shareholders. For these purposes, however, the term "majority" shall mean a "majority of the outstanding voting securities," as the phrase is defined in the 1940 Act, when any action is required by the 1940 Act by such majority as so defined.

     "Person" shall mean and include individuals, corporations, partnerships, trusts, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Prospectus" and "Statement of Additional Information" shall mean the currently effective Prospectus and Statement of Additional Information of the Trust under the Securities Act of 1933, as amended.

     "Series" means one of the separately managed components of the Trust as set forth in Section 6.1 hereof or as may be established and designated from time to time by the Trustees pursuant to that section.

     "Shares" shall mean the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole shares.

     "Shareholders" shall mean as of any particular time all holders of record of outstanding Shares at such time.

     "Trustees" shall mean the signatories to this Declaration of Trust, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office, and reference in this Declaration of Trust to a Trustee or Trustees shall refer to such person or persons in their capacity as trustees hereunder.

     "Trust Property" shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees.

     The "1940 Act" refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, as amended from time to time.

                                  ARTICLE II

                                   Trustees
                                   --------


     2.1. Number of Trustees. The number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three nor more than fifteen.

     2.2. Election, Term. Each Trustee named herein, or elected or appointed hereafter, shall (except in the event of resignation, removal or vacancy) hold office until a successor has been elected or appointed and has qualified to serve as Trustee. Trustees shall have terms of unlimited duration, subject to the resignation and removal provisions of Section 2.3 hereof. Except as herein provided and subject to Section 16(a) of the 1940 Act, Trustees need not be elected by Shareholders, and the Trustees may elect and appoint their own successors and may, pursuant to Section 2.4 hereof, appoint Trustees to fill vacancies. The Trustees may adopt By-Laws not inconsistent with this Declaration or any provision of law to provide for election of Trustees by Shareholders at such time or times as the Trustees shall determine to be necessary or advisable. Except for the Trustees named herein, an individual may not commence to serve as Trustee except if appointed pursuant to a written instrument signed by a majority of the Trustees then in office or unless elected by Shareholders, and any such election or appointment shall not become effective until the individual appointed or elected shall have accepted such election or appointment and agreed in writing to be bound by the terms of this Declaration of Trust. A Trustee shall be an individual at least 21 years of age who is not under a legal disability.

     2.3. Resignation and Removal. Any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him and delivered to the other Trustees and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the number required by Section 2.1 hereof) with cause, by action of two thirds of the remaining Trustees or by the action of the Shareholders of record of not less than two-thirds of the Shares outstanding. For purposes of determining the circumstances and procedures under which such removal by the Shareholders may take place, the provisions of Section 16(c) of the 1940 Act shall be applicable to the same extent as if the Trust were subject to the provisions of that Section. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

     2.4. Vacancies. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee. No such vacancy shall operate to annul this Declaration of Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. In the case of a vacancy caused by reason of an increase in the number of Trustees, subject to the provisions of Section 16(a) of the 1940 Act, the remaining Trustees shall fill such vacancy by the appointment of such other person as they, in their discretion, shall see fit. An appointment of a Trustee may be made in anticipation of a vacancy to occur at a later date by reason of retirement, resignation or increase in the number of Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in this Section 2.4, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the Declaration. A written instrument certifying the existence of such vacancy signed by a majority of the Trustees shall be conclusive evidence of the existence of such vacancy.

     2.5. Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairman, if any, the President, the Secretary or any two Trustees of the Trust. Regular meetings of the Trustees may be held without call or notice at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be mailed or otherwise given not less than 48 hours before the meeting but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. The Trustees may act with or without a meeting. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Unless provided otherwise in this Declaration of Trust or by applicable law, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consents of all of the Trustees.

     Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

     With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons of the Trust within the meaning of Section
1.2 hereof or otherwise interested in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent permitted by the 1940 Act.

     All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications systems shall constitute presence in person at such meeting.

     2.6. Officers. The Trustees shall annually elect a President, a Secretary and a Treasurer and may elect a Chairman. The Trustees may elect or appoint or authorize the Chairman, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The Chairman and President shall be and the Secretary and Treasurer may, but need not, be a Trustee.

     2.7. By-Laws. The Trustees may adopt and from time to time amend or repeal the By-Laws for the conduct of the business of the Trust.

     2.8. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six months at any one time to any other Trustee or Trustees; provided that in no case shall less than two Trustees personally exercise the powers granted to the Trustees under the Declaration except as herein otherwise expressly provided.

                                  ARTICLE III

                              Powers of Trustees
                              ------------------


     3.1. General. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

     3.2. Investments. The Trustees shall have power, subject to the Fundamental Policies, to:

          (a) conduct, operate and carry on the business of an investment company;

          (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of securities and other investments and assets of whatever kind, or retain Trust assets in cash and from time to time change the investments of the assets of the Trust, and exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments and assets of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any of said investments and assets.

     The Trustees shall not be limited to investing in obligations maturing before the possible termination of the Trust, nor shall the Trustees be limited by any law limiting the investments which may be made by fiduciaries.

     3.3. Legal Title. Legal title to all Trust Property shall be vested in the Trustees as joint tenants, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or in the name of any other Person as nominee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

     The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee he shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

     3.4. Issuance and Repurchase of Securities. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, Shares, including shares in fractional denominations, and, subject to the more detailed provisions set forth in Articles VIII and IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts governing business corporations.

     3.5. Borrow Money; Lend Assets. Subject to the Fundamental Policies, the Trustees shall have power to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee or undertake the performance of any obligation, contract or engagement of any other Person and to lend Trust assets.

     3.6. Delegation; Committees. The Trustees shall have power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things and the execution of such instruments either in the name of the Trust or names of the Trustees or otherwise as the Trustees may deem expedient, to the same extent as such delegation is permitted to directors of a Massachusetts business corporation and is permitted by the 1940 Act.

     3.7. Collection and Payment. The Trustees shall have power to collect all property due to the Trust; and to pay all claims, including taxes, against the Trust Property; to prosecute, defend, compromise or abandon any claims relating to the Trust Property; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

     3.8. Expenses. The Trustees shall have power to incur and pay any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration of Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, em-ployees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

     3.9. Miscellaneous Powers. The Trustees shall have the power to:

(a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust and terminate such employees or contractual relationships as they consider appropriate; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) remove Trustees or fill vacancies in or add to their number elect and remove such officers and appoint and terminate such agents or employees as they consider appropriate, and appoint from their own number, and terminate, any one or more committees which may exercise some or all of the power and authority of the Trustees as the Trustees may determine; (d) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (e) establish pension, profit-sharing, share purchase and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (f) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (g) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including the investment adviser, distributor, transfer agent and selected dealers, to such extent as the Trustees shall determine; (h) guarantee indebtedness or contractual obligations of others; (i) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; (j) adopt a seal for the Trust, but the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust; and (k) call for meetings of Shareholders as may be necessary or appropriate.

     3.10. Further Powers. The Trustees shall have power to conduct the business of the trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Massachusetts, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith small be conclusive. In construing the provisions of this Declaration, the presump-tion shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property.

     3.11. Principal Transactions. Except in transactions permitted by the 1940 Act or any rule or regulation thereunder, or any order of exemption issued by the Commission, or effected to implement the provisions of any agreement to which the Trust is a party, the Trustees shall not knowingly, on behalf of the Trust, buy any securities (other than Shares) from or sell any securities (other than Shares) to, or lend any assets of the Trust to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, distributor or transfer agent or with any Affiliated Person of such Person; but the Trust may employ any such Person, or firm or company in which such Person is an Interested Person, as broker, legal counsel, registrar, transfer agent, dividend disbursing agent or custodian upon customary terms.

     3.12. Litigation. The Trustees shall have the power to engage in and to prosecute, defend, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims and demands relating to the Trust, and out of the assets of the Trust to pay or to satisfy any debts, claims or expenses incurred in connection therewith, including those of litigation, and such power shall include without limitation the power of the Trustees or any appropriate committee thereof, in the exercise of their or its good faith business judgment, to dismiss any action, suit, proceeding, dispute, claim or demand, derivative or otherwise, brought by any person, including a Shareholder in its own name or the name of the Trust, whether or not the Trust or any of the Trustees may be named individually therein or the subject matter arises by reason of business for or on behalf of the Trust.

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                                  ARTICLE IV

                   Management and Distribution Arrangements
                   ----------------------------------------

     4.1. Management Arrangements. Subject to approval by a Majority Shareholder Vote, the Trustees may in their discretion from time to time enter into advisory, administration or management contracts whereby the other party to such contract shall undertake to furnish such advisory, administrative, management, accounting, legal, statistical and research facilities and services, promotional or marketing activities, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize any adviser, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities of the Trust on behalf of the Trustees or may authorize any officer, employee or Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of any such adviser, administrator or manager (all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees. The Trustees may, in their sole discretion, call a meeting of Shareholders in order to submit to a vote of Shareholders at such meeting the approval or continuance of any such investment advisory, management or other contract. If the Shareholders of any one or more of the Series of the Trust should fail to approve any such investment advisory or management contract, the Investment Adviser may nonetheless serve as Investment Adviser with respect to any Series whose Shareholders approved such contract.

     4.2. Administrative Services. The Trustees may in their discretion from time to time contract for administrative personnel and services whereby the other party shall agree to provide to the Trustees or the Trust administrative personnel and services to operate the Trust on a daily or other basis on such terms and conditions as the Trustees may in their discretion determine. Such services may be provided by one or more persons or entities.

     4.3. Distribution Arrangements. The Trustees may in their discretion from time to time enter into a contract, providing for the sale of the Shares of the Trust to net the Trust not less than the par value per share, whereby the Trust may either agree to sell the Shares to the other party to the contract or appoint such other party its sales agent for such Shares. Such contract may also provide for the repurchase or sale of Shares by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with regis-tered securities dealers to further the purpose of the distribution or repurchase of the Shares. The contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws.

     4.4. Parties to Contract. Any contract of the character described in Sections 4.1, 4.2 or 4.3 of this Article IV, or in Article VI or in Article VII hereof, may be entered into with any corporation, firm, trust or association, although one or more of the Trustees or officers of the Trust may be an officer, director, Trustee, shareholder, employee or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same person (including a firm, corporation, trust or association) may be the other party to contracts entered into pursuant to Sections 4.1, 4.2 or 4.3 above or Article VI or VII, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.4.

     4.5. Provisions and Amendments. Any contract entered into pursuant to Sections 4.1, 4.2 or 4.3 of this Article IV shall be consistent with and subject to all applicable requirements of the 1940 Act with respect to its adoption, continuance, termination and the method of authorization and approval of such contract or renewal thereof, and no amendment to any contract entered into pursuant to such sections shall be effective unless entered into in accordance with applicable provisions of the 1940 Act.

                           ARTICLE V

           Limitations of Liability of Shareholders,
                      Trustees and Others
                      -------------------

     5.1. No Personal Liability of Shareholders, Trustees, etc. No Shareholder, as such, shall be subject to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. No Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or its Shareholders, in connection with Trust Property or the affairs of the Trust, and all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. If any Shareholder, Trustee, officer, employee or agent, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, he shall not on account thereof be held to any personal liability. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities to which such Shareholder may become subject by reason of his being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; provided that Shareholders of a particular Series who are subject to claims or liabilities solely by reason of their status as Shareholders of that Series shall be limited to the assets of that Series for recovery of any loss and related expenses. The rights accruing to a Shareholder under this Section
5.1 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein.

     5.2. Non-Liability of Trustees, etc. No Trustee, officer, employee or agent of the Trust shall be liable to the Trust, its Shareholders or to any Shareholder, Trustee, officer, employee or agent thereof for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

     5.3. Indemnification. The Trustees shall provide for indemnification by the Trust of any person who is, or has been a Trustee, officer, employee or agent of the Trust against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee, officer, employee or agent and against amounts paid or incurrred by him in the settlement thereof, in such manner as the Trustees may provide from time to time in the By-Laws.

     The words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

     5.4. No Bond Required of Trustees. No Trustee, as such, shall be obligated to give any bond or surety or other security for the performance of any of his duties hereunder.

     5.5. No Duty of Investigation; Notice in Trust, Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration of Trust or in their capacity as officers, employees or agents of the Trust. Every written obligation, contract, instrument, certificate, Share, other security of the Trust or undertaking made or issued by the Trustees or by any officers, employees or agents of the Trust, in their capacity as such, shall contain an appropriate recital to the effect that the writing is executed or made by them not individually, but as Trustees under the Declaration that the Shareholders, Trustees, officers, employees and agents of the Trust shall not personally be bound by or liable thereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim thereunder but only to the Trust Estate or, in the case of any such obligation which relates only to a specific Series, only to the property of such Series, and appropriate references shall be made therein to the Declaration of Trust, and may contain any further recital which they may deem appropriate, but the omission of such recital shall not operate to impose personal liability on any of the Trustees, Shareholders, officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, its Shareholders, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability, and such other insurance as the Trustees in their sole judgment shall deem advisable.

     5.6. Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of its officers or employees or by any investment adviser, distributor, transfer agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                  ARTICLE VI

                         Shares of Beneficial Interest
                         -----------------------------


     6.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest, with par value $.0l per share. The number of such shares of beneficial interest authorized hereunder is unlimited. The Trustees may initially issue whole and fractional shares of a single class, each of which shall represent an equal proportionate share in the Trust with each other Share. As provided by the provisions of
Section 6.9 hereof, the Trustees may authorize the creation of series of shares (the proceeds of which may be invested in separate, independently managed portfolios) and additional classes of shares within any series. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable.

     6.2. Rights of Shareholders. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion or exchange rights (except for rights of appraisal specified in Section 11.4 and as the Trustees may determine with respect to any series or class of Shares).

     6.3. Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

     6.4. Issuance of Shares. The Trustees, in their discretion, may from time to time without a vote of the Shareholders issue Shares, in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount not less than par value and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may deem best, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. In connection with any issuance of Shares, the Trustees may issue fractional Shares. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust.

     6.5. Register of Shares. A register shall be kept at the Trust or a transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he has given his address to a transfer agent or such other officer or agent of the Trustees as shall keep the said register for entry thereon. It is not required that certificates be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate rules and regulations as to their use.

     6.6. Transfer Agent and Registrar. The Trustee shall have power to employ a transfer agent or transfer agents, and a registrar or registrars. The transfer agent or transfer agents may keep the said register and record therein the original issues and transfers, if any, of the said Shares. Any such transfer agent and registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, except as modified by the Trustees.

     6.7. Transfer of Shares. Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters as may reasonably be required. Upon such delivery the transfer shall be recorded on the register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer.

     Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of 1aw.

     6.8. Treasury Shares. Shares held in the treasury shall, until reissued, not confer any voting rights on the Trustees, nor shall such shares be entitled to any dividends or other distributions declared with respect to the Shares.

     6.9. Series Designation. The Trustees, in their discretion, may authorize the division of Shares into two or more series or two or more classes, and the different series or classes shall be established and designated, and the variations in the relative rights and preferences as between the different series or classes shall be fixed and determined, by the Trustees; provided, that all Shares shall be identical except that there may be variations so fixed and determined between different series or classes as to investment objective, purchase price, right of redemption, special and relative rights as to dividends and on liquidation and conversion rights, and the several series or classes shall have separate voting rights, as set forth in Section 10.1 of this Declaration. All references to Shares in this Declaration shall be deemed to be shares of any or all series and classes as the context may require.

     If the Trustees shall divide the Shares of the Trust into two or more series or two or more classes, the following provisions shall be applicable:

          (a) The number of authorized Shares and the number of Shares of each series or of each class that may be issued shall be unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any series or class into one or more series or one or more classes that may be established and designated from time to time. The Trustees may hold as treasury shares (of the same or some other series or class), reissue for such consideration and on such terms as they may determine, or cancel any Shares of any series or any class reacquired by the Trust at their discretion from time to time.

          (b) The power of the Trustees to invest and reinvest the Trust Property shall be governed by Section 3.2 of this Declaration with respect to any one or more series which represents the interests in the assets of the Trust immediately prior to the establishment of two or more series and the power of the Trustees to invest and reinvest assets applicable to any other series shall be the same, except as otherwise set forth in the instrument of the Trustees establishing such series which is hereinafter described.

          (c) All consideration received by the Trust for the issue or sale of Shares of a particular series or class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series or class for all purposes, subject only to the rights of creditors and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series or class, the Trustees shall allocate them among any one or more of the series or classes established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all series or classes for all purposes.

          (d) The assets belonging to each particular series shall be charged with the liabilities of the Trust in respect of that series and all expenses, costs, charges and reserves attributable to that series. All expenses and liabilities incurred or arising in connection with a particular Series, or in connection with the management thereof, shall be payable solely out of the assets of that Series and creditors of a particular Series shall be entitled to look solely to the property of such Series for satisfaction of their claims. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees to and among any one or more of the series established and designated and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all series for all purposes. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items are capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

          (e) The power of the Trustees to pay dividends and make distributions shall be governed by Section 9.2 of this Declaration with respect to any one or more series or classes which represents the interests in the assets of the Trust immediately prior to the establishment of two or more series or classes. With respect to any other series or class, dividends and distributions on Shares of a particular series or class may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Shares of that series or class, from such of the income and capital gains, accrued or realized, from the assets belonging to that series or class, as the Trustees may determine, after providing for actual and accrued liabilities belonging to that series or class. All dividends and distributions on Shares of a particular series or class shall be distributed pro rata to the holders of that series or class in proportion to the number of Shares of that series or class held by such holders at the date and time of record established for the payment of such dividends or distributions.

          (f) Subject to the requirements of the 1940 Act, particularly Section 18(f) and Rule 18f-2, the Trustees shall have the power to determine the designations, preferences, privileges, limitations and rights of each class and series of Shares.

          (g) Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that the holders of Shares of any series or class shall have the right to convert or exchange said Shares into Shares of one or more series of Shares in accordance with such requirements and procedures as may be established by the Trustees.

          (h) The establishment and designation of any series or class of Shares shall be effective upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of such series or class, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular series or class previously established and designated, the Trustees may by an instrument executed by a majority of their number abolish that series or class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

          (i) In the event of the liquidation of a particular series, the Shareholders of that series which has been established and designated and which is being liquidated shall be entitled to receive, when and as declared by the Trustees, the excess of the assets belonging to that series over the liabilities belonging to that series. The holders of Shares of any series shall not be entitled hereby to any distribution upon liquidation of any other series. The assets so distributable to the Shareholders of any series shall be distributed among such Shareholders in proportion to the number of Shares of that series held by them and recorded on the books of the Trust. The liquidation of any particular series in which there are Shares then outstanding may be authorized by an instrument in writing, without a meeting, signed by a majority of the Trustees then in office, subject to the approval of a majority of the outstanding voting securities of that series, as that phrase is defined in the 1940 Act.

     6.10. Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the register of the Trust.

                                  ARTICLE VII

                                   Custodian
                                   ---------

     7.1. Appointment and Duties. The Trustees shall at all times employ a custodian or custodians, meeting the qualifications for custodians contained in the 1940 Act, as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust and the 1940 Act, for purposes of maintaining custody of the Trust's securities and similar investments.

     7.2. Central Certificate System. Subject to applicable rules, regulations and orders, the Trustees may direct the custodian to deposit all or any part of the securities and similar investments owned by the Trust in a system for the central handling of securities pursuant to which all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities.

                          ARTICLE VIII

                           Redemption
                           ----------

     8.1. Redemptions. All outstanding Shares may be redeemed at the option of the holders thereof, upon and subject to the terms and conditions provided in this Article VIII. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem or repurchase from such Shareholder for cash or in kind outstanding Shares for an amount per share determined by the application of a formula adopted for such purpose by resolution of the Trustees (which formula shall be consistent with applicable provisions of the 1940 Act); provided that (a) such amount per Share shall not exceed the cash equivalent of the proportionate interest of each Share in the assets of the Trust at the time of the purchase or redemption and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act, and may, at any time and from time to time, pursuant to such Act or an order thereunder, suspend such right of redemption. The procedures for effecting redemption shall be as set forth in the Prospectus and the Statement of Additional Information, as amended from time to time.

     8.2. Redemption of Shares; Disclosure of Holding. If the Trustees shall, at any time and in good faith, be of the opinion that direct or indirect ownership of Shares or other securities of the Trust has or may become concentrated in any person to an extent which would disqualify the Trust as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power by lot or other means deemed equitable by them (i) to call for redemption a number, or principal amount, of Shares or other securities of the Trust sufficient, in the opinion of the Trustees, to maintain or bring the direct or indirect ownership of Shares or other securities of the Trust into conformity with the requirements of such qualification and (ii) to refuse to transfer or issue Shares or other securities of the Trust to any Person whose acquisition of the Shares or other securities of the Trust in question would in the opinion of the Trustees result in such disqualification. The redemption shall be effected at a redemption price determined in accordance with Section 8.1.

     The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other taxing authority.

     8.3. Redemptions of Account of Less than $500. The Trustees shall have the power to redeem shares at a redemption price determined in accordance with
Section 8.1 if at any time the total investment in a Shareholder account does not have a value of at least $500 (or such lesser amount as the Trustees may determine); provided, however, that the Trustees may not exercise such power with respect to Shares if the Prospectus does not describe such power (and applicable amount). In the event the Trustees determine to exercise their power to redeem Shares provided in this Section 8.3., shareholders shall be notified that the value of their account is less than $500 (or such lesser amount as determined above) and allowed a reasonable period of time to make an additional investment before the redemption is effected.

                                  ARTICLE IX

                       Determination of Net Asset Value,
                         Net Income and Distributions
                         ----------------------------

     9.1. Net Asset Value. The net asset value of each outstanding Share of the Trust shall be determined in such manner and at such time or times on such days as the Trustees may determine, in accordance with applicable provisions of the 1940 Act, as described from time to time in the Trust's currently effective Prospectus and Statement of Additional Information. The power and duty to make the daily calculations may be delegated by the Trustees to the adviser, administrator, manager, custodian, transfer agent or such other person as the Trustees may determine. The Trustees may suspend the daily determination of net asset value to the extent permitted by the 1940 Act.

     9.2. Distributions to Shareholders. The Trustees shall from time to time distribute ratably among the Shareholders such proportion of the net profits, including net income, surplus (including paid-in surplus), capital or assets held by the Trustees as they may deem proper. Such distribution shall be made in cash or Shares, and the Trustees may distribute ratably among the Shareholders additional Shares issuable hereunder in such manner, at such times, and on such terms as the Trustees may deem proper. Such distributions may be among the Shareholders of record at the time of declaring a distribution or among the Shareholders of record at such later date as the Trustees shall determine. The Trustees may always retain from the net profits such amount as they may deem necessary to pay the debts or expenses of the Trust or to meet obligations of the Trust, or as they may deem desirable to use in the conduct of its affairs or to retain for future requirements or extensions of the business. The Trustees may adopt and offer to Shareholders such dividend reinvestment plan, cash dividend payout plans or related plans as the Trustees shall deem appropriate.

     Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books of the Trust, the above provisions shall be interpreted to give the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes.

                                   ARTICLE X

                        Shareholders Voting and Reports
                        -------------------------------

     10.1. Voting. The Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article II hereof, (ii) for the removal of Trustees as provided in Section 2.3 hereof; (iii) with respect to any investment advisory, management or other contract as provided in Section 4.1, (iv) with respect to termination of the Trust as provided in Section 11.2, (v) with respect to any amendment of the Declaration to the extent and as provided in
Section 11.3, (vi) with respect to any merger, consolidation or sale of assets as provided in Section 11.4, (vii) with respect to incorporation of the Trust to the extent and as provided in Section 11.5, (viii) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or Shareholders, provided that Shareholders of a Series are not entitled to vote with respect to a matter which does not affect that series, and (ix) with respect to such additional matters relating to the Trust as may be required by law, the Declaration, the By-Laws or any registration statement of the Trust filed with any federal or state regulatory authority, or as and when the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that Shares held in the treasury of the Trust as of the record date, as determined in accordance with the By-Laws, shall not be voted. A Majority Shareholder Vote shall be sufficient to take or authorize action upon any matter except as otherwise provided herein. There shall be no cumulative voting in the election of Trustees. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, the Declaration or the By-Laws to be taken by Shareholders.

     In the event of the establishment of series or classes as contemplated by
Section 6.9, Shareholders of each such series or class shall, with respect to those matters upon which Shareholders are entitled to vote, be entitled to vote only on matters affecting such series or class, and voting shall be by series or class and require a Majority Shareholder Vote of each series or class that would be affected by such matter, except that all Shares (regardless of series or class) shall be voted as a single voting class, or a Majority Shareholder Vote of each series or class shall be necessary, where required by applicable law. Except as otherwise required by law, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting if Shareholders constituting a Majority Shareholder Vote consent to the action in writing and such consents are filed with the records of the Trust. Such consents shall be treated for all purposes as votes taken at a meeting of Shareholders. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters not inconsistent with the Declaration.

     10.2. Reports. The Trustees shall transmit to Shareholders such written financial reports of the operations of the Trust, including financial statements certified by independent public accountants, as may be required under applicable law.

                                ARTICLE XI

                     Duration; Termination of Trust;
                         Amendment; Mergers, Etc.
                         ------------------------

     11.1. Duration. Subject to possible termination in accordance with the provisions of Section 11.2 hereof, the Trust created hereby shall continue without limitation of time.

     11.2. Termination of Trust.

     (a) The Trust may be terminated (i) by a Majority Shareholder Vote at any meeting of Shareholders, (ii) by an instrument in writings without a meeting, signed by a majority of the Trustees and consented to by holders constituting a Majority Shareholder Vote or (iii) by the Trustees by written notice to the Shareholders. Upon the termination of the Trust,

          (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

          (ii) The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under the this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, transfer or other disposition of all or substantially all the Trust Property shall require approval as set forth in Section 11.4.

          (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees may distribute the remaining Trust Property, in cash or in kind or partly each, among Shareholders according to their respective rights.

          (b) After termination of the Trust and distribution to Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

     11.3. Amendment Procedure.

          (a) This Declaration may be amended by vote of the Shareholders. The Trustees may also amend this Declaration without the vote or consent of Shareholders to change the name of the Trust, to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary or desirable to conform this Declaration to the requirements of applicable federal or state laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do.

          (b) No amendment may be made, under Section 11.3(a) above, which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of affected Shareholders. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

          (c) A certification in recordable form signed by a majority of the Trustees or by the Secretary or any Assistant Secretary of the Trust, setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

     11.4. Merger, Consolidation and Sale of Assets. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property, including its good will, upon such terms and conditions and for such consideration when and as authorized by a Majority Shareholder Vote, and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. In respect of any such merger, consolidation, sale or exchange of assets, any Shareholder shall be entitled to rights of appraisal of his Shares to the same extent as a shareholder of a Massachusetts business corporation in respect of a merger, consolidation, sale or exchange of assets of a Massachusetts business corporation, and such rights shall be his exclusive remedy in respect of his dissent from any such action.

     11.5. Incorporation. Upon a Majority Shareholder Vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization in exchange for shares or securities thereof or otherwise, and to lend money to, subscribe for shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization, or any corporation, partnership, trust, association or organization in which the Trust holds or is about to acquire shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organizations or entities.

                                  ARTICLE XII

                                 Miscellaneous
                                 -------------


     12.1. Filing. This Declaration and all amendments hereto shall be filed in the office of the Secretary of the Commonwealth of Massachusetts and in such other places as may be required under the laws of Massachusetts and may also be filed or recorded in such other places as the Trustees deem appropriate. Each amendment so filed shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein, and unless such amendment or such certificate sets forth some later time for the effectiveness of such amendment, such amendment shall be effective upon its filing. A restated Declaration, containing the original Declaration and all amendments theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon filing with the Secretary of the Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

     12.2. Resident Agent. The Trust hereby appoints CT Corporation System as its resident agent in the Commonwealth of Massachusetts, whose post office address is 2 Oliver Street, Boston, Massachusetts 02109.

     12.3. Governing Law. This Declaration is executed by the Trustees and delivered in the Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of said State and reference shall be specifically made to the business corporation law of the Commonwealth of Massachusetts as to the construction of matters not specifically covered herein or as to which an ambiguity exists.

     12.4. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     12.5. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (e) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (f) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

     12.6.  Provisions in Conflict With Law or Regulations.

          (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

          (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.


     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.


                                            /s/ Harvey P. Eisen
                                            ------------------------
                                              ,as Trustee


                                            /s/ Geoffrey H. Bobroff
                                            ------------------------
                                              ,as Trustee


                                            /s/ David M. Elwood
                                            ------------------------
                                              ,as Trustee

STATE OF NEW YORK
                           ) ss.:
COUNTY OF NEW YORK







     On the 13 day of June, 1986, before me personally appeared Harvey Eisen and Geoffrey Bobroff, to me known to be the persons described in and who executed the foregoing instrument, and acknowledged that they executed the same.



/s/ Dale Kaplan
-----------------
Notary Public
Commission Expires March 30, 1987


[SEAL]

COMMONWEALTH OF MASSACHUSETTS

                                  Ss.:
COUNTY OF SUFFOLK




On this 18th day of June, 1986, before me personally appeared David M. Elwood, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.





                         /s/ Pauline Frances Martin
                             Notary Public

PAULINE FRANCES MARTIN, Notary Public
MY Commission Expires October 31, 1986





[SEAL]

                         INTEGRATED EQUITY PORTFOLIOS


                       Amendment to Declaration of Trust
                              dated June 18, 1986


     The undersigned, being all of the Trustees of INTEGRATED EQUITY PORTFOLIOS, a Massachusetts business trust, acting pursuant to the Declaration of Trust, hereby amend the Declaration of Trust as follows:


"The name of the Trust shall be SUNAMERICA EQUITY PORTFOLIOS."


WITNESS the due execution hereof this 19th day of January, 1990.



/s/ S. James Coppersmith                        /s/ Samuel M. Eisenstat
________________________                        ________________________
S. James Coppersmith                            Samuel M. Eisenstat



/s/ Harvey P. Eisen                             /s/ Stephen J. Gutman
___________________                             ______________________
Harvey P. Eisen                                 Stephen J. Gutman

                         SUNAMERICA EQUITY PORTFOLIOS

               CERTIFICATE OF AMENDMENT TO DECLARATION OF TRUST



     I, Robert M. Zakem, the duly elected Secretary of SunAmerica Equity Portfolios (the "Trust"), a Massachusetts business trust, hereby certify as follows:

     1. That the Trust was organized as a Massachusetts business trust under a Declaration of Trust dated June 18, 1986, as amended on January 19, 1990 (hereinafter, as so amended, referred to as the "Declaration of Trust");

     2. That the following amendment to the Declaration of Trust has been duly adopted by a majority of the Board of Trustees of the Trust at a special meeting of the Board of Trustees held on March 31, 1993:

          RESOLVED: That Section 1.1 of the Declaration of Trust be, and it hereby is amended as follows:

          Section 1.1 Name. The name of the Trust shall be SunAmerica Equity Funds.

     IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of September, 1993.


                                           By: /s/ Robert M. Zakem
                                               ___________________

                                               Robert M. Zakem, Secretary
                                               SunAmerica Equity
                                               Portfolios

                         A C K N O W L E D G E M E N T
                         - - - - - - - - - - - - - - -



STATE OF NEW YORK   )
                    )  ss:
COUNTY OF NEW YORK  )                                       September 24, 1993




     Then personally appeared before me the above named Robert M. Zakem and acknowledged the foregoing instrument to be his free act and deed.



                                       /s/Jennifer Muzzey
                                       -----------------------
                                          Jennifer Muzzey
                                          Notary Public

                                                  Qualified in New York County
                                             My Commission Expires May 7, 1994

                            SUNAMERICA EQUITY FUNDS


                    Establishment and Designation of Shares
                   ----------------------------------------


     The undersigned, being the Secretary of SunAmerica Equity Funds (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Sections 1.1, 6.9 and/or 11.3 of the Declaration of Trust, dated June 18, 1986, as amended on January 10, 1990, and September 24, 1993, respectively (hereinafter, as so amended, referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of the Board of Trustees of the Trust at a special meeting duly called and held on March 30, 1994, the Declaration of Trust is amended as follows:

     (1) That two series of the Trust's unissued shares of beneficial interest, $.01 par value, are hereby established to have all the rights and preferences described in the Declaration of Trust, to be designated as follows:

                        SunAmerica Global Balanced Fund
                       SunAmerica Growth and Income Fund

     (2) That SunAmerica Emerging Growth Fund shall be renamed "SunAmerica Small Company Growth Fund."

     (3) That SunAmerica Growth Fund shall be renamed "SunAmerica Mid-Cap Growth Fund."

     (4) That SunAmerica Value Fund shall be renamed "SunAmerica Blue Chip Growth Fund."

     The SunAmerica Global Balanced Fund, SunAmerica Growth and Income Fund, SunAmerica Small Company Growth Fund, SunAmerica Mid-Cap Growth Fund and SunAmerica Blue Chip Growth Fund are hereinafter referred to individually as a "Fund" and collectively as the "Funds."

     (5) That the shares of beneficial interest of the Trust, $.01 par value, of each Fund are hereby further classified as three classes of shares, which are designated Class A, Class B and Class C shares.

     (5) That the Class A, Class B and Class C shares of each particular Fund shall represent identical interests in the Trust and have identical voting (except with respect to those matters affecting a particular class of shares), dividend, liquidation and other rights, as set forth in the Declaration of Trust; provided, however, that notwithstanding anything in the Declaration of Trust to the contrary:

          (a) the Class A, Class B and Class C shares may be issued and sold subject to such different front-end sales loads, contingent deferred sales charges, or front-end sales loads and contingent deferred sales charges as the Board of Trustees shall from time to time determine;

          (b) expenses related solely to a particular class (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that class and shall be appropriately reflected (in the manner determined by the Board of Trustees) in the net asset value of, or the dividends and distributions on, the shares of that class;

          (c) except as otherwise provided, on the first business day of the month following the seventh anniversary of the issuance of Class B shares to a holder thereof, such Class B shares (as well as a pro rata portion of any Class B shares purchased through the reinvestment of dividends and other distributions paid in respect of all Class B shares held by such holder) shall automatically convert to Class A shares of the same Fund on the basis of the respective current net asset values per share of the Class B shares and the Class A shares of that Fund on the conversion date; provided, however, that any conversion of Class B shares shall be subject to the continuing availability of an opinion of counsel to the effect that (i) the assessment of higher distribution fees or transfer agency costs with respect to Class B shares does not result in the Trust's dividends or distributions constituting "preferred dividends" under the Internal Revenue Code of 1986, as amended, and (ii) such conversion does not constitute a taxable event under federal income tax law, and the Board of Trustees, in its sole discretion, may suspend the conversion of Class B shares if such opinion is no longer available.

     The actions contained herein shall be effective as of June 1, 1994.




                              By:  /s/ Robert M. Zakem
                                   -------------------
                                   Robert M. Zakem, Secretary
                                   SunAmerica Equity Funds

                  A C K N O W L E D G E M E N T



STATE OF NEW YORK   )
                    )  ss:
COUNTY OF NEW YORK  )                         May 18, 1994




     Then personally appeared before me the above named Robert M. Zakem and acknowledged the foregoing instrument to be his free act and deed.




                                             /s/Jennifer M. Muzzey
                                             ---------------------
                                             Jennifer M. Muzzey
                                                Notary Public

                           SUNAMERICA EQUITY FUNDS
                    (Formerly SunAmerica Equity Portfolios)


                    Establishment and Designation of Shares
                    ---------------------------------------


     The undersigned, being the Secretary of SunAmerica Equity Funds (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Sections 1.1, 6.9 and/or 11.3 of the Declaration of Trust, dated June 18, 1986, as amended on January 10, 1990 and September 24, 1993, respectively (hereinafter, as so amended, referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of the Board of Trustees of the Trust at a special meeting duly called and held on March 31, 1993, the Declaration of Trust is amended as follows:

     (1) That two series of the Trust's unissued shares of beneficial interest, $.01 par value, are hereby established to have all the rights and preferences described in the Declaration of Trust, to be designated as follows:

                        SunAmerica Balanced Assets Fund
                        SunAmerica Value Fund

     (2) That SunAmerica Aggressive Growth Portfolio shall be renamed "SunAmercia Emerging Growth Fund".

     (3) That SunAmerica Growth Portfolio shall be renamed "SunAmerica Growth Fund".

     The SunAmerica Balanced Assets Fund, SunAmerica Value Fund, SunAmerica Emerging Growth Fund and SunAmerica Growth Fund are hereinafter referred to individually as a "Fund" and collectively as the "Funds".

     (4) That the shares of beneficial interest of the Trust, $.01 par value, of each Fund are hereby further classified as three classes of shares, which are designated Class A, Class B and Class C shares.

     (5) That the Class A, Class B and Class C shares of each particular Fund shall represent identical interests in the Trust and have identical voting (except with respect to those matters affecting a particular class of shares), dividend, liquidation and other rights, as set forth in the Declaration of Trust; provided, however, that notwithstanding anything in the Declaration of Trust to the contrary:

       (a) the Class A, Class B and Class C shares may be issued and sold subject to such different front-end sales loads, contingent deferred sales charges, or front-end sales loads and contingent deferred sales charges as the Board of Trustees shall from time to time determine;

       (b) expenses related solely to a particular class (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne by that class and shall be appropriately reflected (in the manner determined by the Board of Trustees) in the net asset value of, or the dividends and distributions on, the shares of that class;

       (c) except as otherwise provided, on the first business day of the month following the seventh anniversary of the issuance of Class B shares to a holder thereof, such Class B shares (as well as a pro rata portion of any Class B shares purchased through the reinvestment of dividends and other distributions paid in respect of all Class B shares held by such holder) shall automatically convert to Class A shares of the same Fund on the basis of the respective current net asset values per share of the Class B shares and the Class A shares of that Fund on the conversion date; provided, however, that any conversion of Class B shares shall be subject to the continuing availability of an opinion of counsel to the effect that (i) the assessment of higher distribution fees or transfer agency costs with respect to Class B shares does not result in the Trust's dividends or distributions constituting "preferred dividends" under the Internal Revenue Code of 1986, as amended, and (ii) such conversion does not constitute a taxable event under federal income tax law, and the Board of Trustees, in its sole discretion, may suspend the conversion of Class B shares if such opinion is no longer available.

       The actions contained herein shall be effective as of September 24, 1993.



                                       By:   /s/ Robert M. Zakem
                                             -------------------
                                             Robert M. Zakem, Secretary
                                             SunAmerica Equity Funds

ACKNOWLEDGEMENT



STATE OF NEW YORK    }
                     } ss:
COUNTY OF NEW YORK   }                                September 24, 1993





       Then personally appeared before me the above named Robert M. Zakem and acknowledged the foregoing instrument to be his free act and deed.






                                                     /s/ Jennifer M. Muzzey
                                                     ----------------------
                                                     Jennifer M. Muzzey
                                                     Notary Public







                                      -3-